Exhibit 16.1

January 24, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Anderson Bradshaw PLLC, was previously principal accountant for Scientific Energy, Inc., (the “Company”), and reported on the financial statements of the Company for the year ended December 31, 2012 and 2011. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated January 24, 2014, and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ Anderson Bradshaw PLLC

Anderson Bradshaw PLLC

Salt Lake City, Utah